Exhibit 10.9

Form of Exchange Agreement and Exchange Note

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (“Agreement”), dated as of November 3,2011, is entered into by and betweenXSUNX, INC., a Colorado corporation having its principal address at 65 Enterprise, Aliso Viejo, CA 92656 (the “Company”), and________________________, having an address at ________________________________________________ (the “Holder”).

WITNESSETH:

WHEREAS,the Holder is the holder of that certain Promissory Note (“Original Note”) issued by the Company to Via systems Corporation, formerly known as Merix Corporation (“Original Holder”),on or about August 27, 2009 in the original principal amount of $456,920.66;

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of March 30, 2011 between the Holder and the Original Holder, the Original Holder sold, assigned and conveyed all of its right, title and interest in and to the Original Note to the Holder;

WHEREAS, the Original Note was due on September 1, 2011 but the Company has failed to repay and is not able to repay the Original Note;

WHEREAS, the amount of accrued and unpaid interest under the Note as of October 24, 2011was$98,644.79 (“Accrued Interest”); and

WHEREAS, the Company and the Holder desire to exchange the Original Note solely for securities consisting of (i) a new promissory note in the form of Exhibit A attached hereto (“Exchange Note”), and (ii) 7,000,000 shares (“Shares”)of common stock of the Company, no par value (“Common Stock”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.      Acknowledgement. The Company acknowledges and agrees that (a) no consent of the Company is or was required in connection with the transfer and assignment of the Original Note from the Original Holder to the Holder, (b) the Holder is currently the record holder of all right, title and interest in and to the Original Note, and (c) the outstanding balance under the Original Note due to the Holder as of the date hereof is equal to the $555,565.45 balance due as of October 24, 2011 plus accrued interest since such date.

2.      Exchange of Original Note.In exchange for the surrender and cancellation of the Original Note, the Company shall issue to the Holder, and the Holder shall accept from the Company (a) the Exchange Note dated as of the date hereof with a principal amount equal to$350,000.00, and (b) the Shares. The Exchange Note is being issued in substitution for part of, and not in satisfaction of, the Original Note. As soon as reasonably practicable following the execution hereof, the Company shall deliver to the Holder the original Exchange Note and a stock certificate evidencing the Shares, and upon

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the Holder’s receipt thereof it shall promptly surrender and return the Original Note to the Company.

3.      Representations and Warranties. The Company hereby makes the following representations and warranties to the Holder:

a.       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Exchange Note and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Exchange Note by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement and the Exchange Note have been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

b.      No Conflicts. The execution, delivery and performance of this Agreement andthe Exchange Note by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or(iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject or by which any property or asset of the Company is bound or affected, except, in the case of clauses (ii) and (iii) above, such as could not have or reasonably be expected to result in a material adverse effect.

c.       Filings, Consents and Approvals. Except for the filing of Form 8-K with the Securities and Exchange Commission (“SEC”) as may be required, the Company is not required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing, qualification or registration with, any court or other federal, state, local, foreign or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement or the Exchange Note. No further approval or authorization of any stockholder, the Board of Directors or others is required for the exchange for and the issuance of the Exchange Note and the issuance of the Shares as contemplated hereby.

d.      Valid Issuance. The Exchange Note and the Shares are duly authorized. The Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, claims and encumbrances.

e.       No Inside Information. Neither the Company nor any person acting on its behalf has provided the Holder or its counsel with any information that constitutes or might constitute material, non-public information concerning the Company.

f.       No Additional Consideration.Except as otherwise set forth herein, no consideration has been offered or paid to any person to amend or consent to a waiver, modification,

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forbearance, exchange or otherwise of any provision of the Original Note or to issue the Exchange Note and the Shares.

g.       Survival. All of the Company’s warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.

4.      Holding Period for Exchange Note and Shares.

a.       Rule 144. Pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (“Securities Act”), the holding period of the Exchange Note and the Share stack back to August 27, 2009 (the original issue date of the Original Note). The Company agrees not to take a position contrary to this paragraph. The Company is not currently, and has never been, an issuer of the type described in Rule 144(i) under the Securities Act. The Exchange Note is being issued in partial substitution and exchange for the Original Note and not in satisfaction of the Original Note or any portion thereof. The Exchange Note shall not constitute a novation or satisfaction and accord of any of such portion of the Original Note. The Company hereby acknowledges and agrees that such new Exchange Note shall amend, restate, modify, extend, renew and continue the terms and provisions contained in the Original Note and shall not extinguish or release the Company or any of its subsidiaries under any agreements with the Holder or otherwise constitute a novation of its obligations thereunder.

b.      Not Affiliate. The Company representsand warrants to the Holder that (i) the Holder is not, as of the date of this representation, and has not been for the last one hundred twenty (120) days, an employee, officer, director or, to the Company’s knowledge, a direct beneficial owner of more than ten percent (10%) of any class of equity security of the Company, or otherwise been an “affiliate” as that term is used in Rule 144 promulgated under the Securities Act, (ii) no consideration has been offered or paid by the Holder to amend or consent to a waiver, modification, forbearance, exchange or otherwise of any provision of the Original Note, (iii) the Holder has not, directly or indirectly, controlled, been controlled by or been under common control with the Company, and (iv) the Original Note has been outstanding for in excess of one year and the Original Note has not been amended since the issuance date thereof.

5.      Public Information. So long as the Exchange Note is outstanding, the Company shall timely file (or timely obtain extensions in respect thereof and file within the applicable grace period) all reports and definitive proxy or information statements required to be filed by the Company under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not terminate its status as an issuer required to file reports under the Exchange Act (even if the Exchange Act or the rules and regulations promulgated thereunder would otherwise permit such termination).

6.      Volume Restriction. During any Trading Day that the VWAP for the Common Stock is below $0.10, the Holder shall use commercially reasonable efforts to sell no more than such number of Shares as is equal to 10% of the trading volume for the Common Stock on such Trading Day.

7.      Miscellaneous.

a.       The Holder shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to the transactions contemplated hereby. If the transactions contemplated hereby constitute material non-public information concerning the Company, then the Company shall, prior to 8:30AM on the trading day following such request, issue a current report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching this Agreement and all other related agreements thereto, including without limitation the Exchange Note. If the Company does not so file a Form 8-K, then the Company represents and warrants that the transactions contemplated hereby do not constitute material

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non-public information concerning the Company. The Company shall not at any time furnish any material non-public information to the Holder without the Holder’s prior written consent.

b.      This Agreement may be executed in two or more counterparts and by facsimile signature, delivery of PDF images of executed signature pages by email or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

c.       This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules. The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement. The parties hereto consent to exclusive jurisdiction and venue in the federal and state courts sitting in the County of New York, State of New York. Each party waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on any party hereto in the manner authorized by applicable law or court rule.

d.      Each of the Holder and the Company hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

COMPANY:

XSUNX, INC.

By:_____________________
Name: Tom Djokovich

Title: CEO

HOLDER:

By: _____________________
Name:

Title:

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Exhibit “A”

THIS 10% PROMISSORY NOTE, IS BEING ISSUED IN EXCHANGE FOR THE PROMISSORY NOTE DUE SEPTMEBER 1, 2011 ORIGINALLY ISSUED ON AUGUST 27, 2009 IN THE ORIGINAL PRINCIPAL AMOUNT OF $456,920.66 (“ORIGINAL NOTE”). FOR PURPOSES OF RULE 144, THIS NOTE SHALL BE DEEMED TO HAVE BEEN ISSUED ON AUGUST 27, 2009.

XSUNX, INC.10% PROMISSORY NOTE

Issuance Date: November 3, 2011

Issuance Date of Original Note: August 27, 2009

Original Principal Amount: $350,000.00

FOR VALUE RECEIVED, XSUNX, INC., a Colorado corporation having its principal place of business at 65 Enterprise, Aliso Viejo, CA 92656 (the “Company”), promises to pay to the order of __________________________ or its assigns or successors-in-interest (the “Holder”), the principal sum of Three Hundred Fifty Thousand U.S. Dollars (US$350,000.00) and any additional sums due pursuant to the terms hereof on September 30, 2012 (the “Maturity Date”) or such earlier date as this Note is required to be repaid as provided hereunder, and to pay accrued and unpaid interest to the Holder on the aggregate outstanding principal amount of this Note in accordance with the provisions hereof to the extent provided herein.

1.             Issuance; Incorporation by Reference.

(a)           Issuance. This 10% Promissory Note (“Note”) is issued pursuant to that certain Exchange Agreement, dated on or about the date hereof, by and between the Company and the Holder (the “Exchange Agreement”).

(b)          Incorporation. This Note incorporates by reference, as if set forth herein in its entirety and including without limitation all terms, conditions and provisions set forth therein, the PipeFund Services Organization Standard Transaction Document labeled CN 8-11 (Standard Note Terms) available and accessible at www.pipefund.com (“PST Document CN”); provided, however, that to the extent any of the terms, conditions or provisions of this Note (without such incorporation) contradict or conflict with the terms, conditions or provisions of PST Document CN, this Note shall control.

2.             Definitions. For purposes hereof, in addition to the terms defined elsewhere in this Note:

(a)           each initially capitalized term used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Exchange Agreement or PST Document CN, including without limitation definitions incorporated therein by reference to PipeFund Services Organization Standard Transaction Document labeled DEF 8-11 (Definitions), a PipeFund Standard Transaction Document available and accessible at www.pipefund.com), provided that the term “Securities Purchase Agreement” as used therein shall refer to the Exchange Agreement;

(b)          “Event of Default” shall also include, in addition to those events set forth in PST Document CN, any Change of Control; and

(c)           “Defaulted Debt Limit” shall mean $200,000.

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3.             Interest. Interest on the unpaid principal balance of this Note shall:

(a)           Rate. Accrue daily at the rate of 10% per annum, commencing on the Issuance Date and compounding on the Maturity Date, provided that from and after the occurrence and during the continuance of an Event of Default interest shall accrue hereunder at the Default Rate;

(b)          Calculation. Be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any partial months; and

(c)           Payment. Be due and payable in arrears on the Maturity Date in cash only.

4.             No Conversion. This Note is not convertible into shares of the Company’s Common Stock.

5.             Restrictive Covenants. So long as this Note remains outstanding, the Company shall not, and shall not permit any Subsidiary (whether or not a Subsidiary on the Closing Date) to, directly or indirectly:

(a)           Impairment. Amend any of its Organizational Documents in any manner that materially and adversely affects any rights of the Holder;

(b)          Redemptions/Prepayments. Redeem, repay, repurchase, offer to repay or repurchase, defease, make payments in respect of, or otherwise acquire any shares of its Common Stock, Options or Convertible Securities or any Indebtedness, other than regularly scheduled principal and interest payments as such terms are in effect as of the date hereof, provided that the Company shall not in any event or manner repay or redeem any Indebtedness or advances outstanding from any Company shareholder, officer or director.

(c)           Dividends. Declare, set aside or pay cash dividends or distributions on any equity securities of the Company (whether in cash, equity securities or property); or

(d)          Affiliates. Enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, except in the ordinary course of the Company’s or any Subsidiary’s business and upon fair and reasonable terms that are no less favorable to the Company and its Subsidiaries than the Company and its Subsidiaries would obtain in a comparable arms’ length transaction with a Person not an Affiliate of the Company and provided that such transaction is expressly approved by a majority of the directors of the Company other than the Affiliate who is a party to the transaction (even if less than a quorum is otherwise required for board approval);

6.             Prepayment. At any time the Company may deliver to the Holder an irrevocable written notice (“Prepayment Notice”) electing to prepay the entire outstanding principal amount of this Note in cash, which Prepayment Notice shall be delivered at least five (5) Business Days before the date set forth in the Prepayment Notice as the date for such Prepayment (“Prepayment Date”). On the Prepayment Date the Company shall pay to the Holder all outstanding principal and accrued but unpaid interest under this Note.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set forth above.

XSUNX, INC.

By: ______________________________________

Name: Tom M. Djokovich

Title:CEO